EXHIBIT 1
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                       FIRST KANSAS FINANCIAL CORPORATION
                             (a Kansas corporation)

                            Up to 1,351,250 Shares1/

                                  COMMON STOCK
                                ($.01 Par Value)

                       Subscription Price $10.00 Per Share


                                AGENCY AGREEMENT

                              [_________ __], 1998



Capital Resources, Inc.
1211 Connecticut Avenue, N.W.
Suite 200
Washington, DC  20036

Ladies and Gentlemen:

       First Kansas Financial Corporation, a Kansas corporation (the "Company") and First Kansas Federal Savings Bank, a federally chartered mutual savings association (the "Association"), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their respective obligations in this agency agreement (the "Agreement") with Capital Resources, Inc. ("Capital Resources") as follows:

       SECTION 1. The Offering. The Association, in accordance with its plan of conversion adopted by the Board of Directors of the Association (the "Plan"), intends to be converted from a federally chartered mutual savings association to a federally chartered stock savings bank and will sell all of its issued and outstanding common stock to the Company. The Company will offer and sell its common stock (the "Common Stock") in a subscription offering (the "Subscription Offering") to (1) depositors of the Association with account balances of at least $50 as of September 30, 1996 ("Eligible Account Holders"), (2) the Association's tax-qualified employee benefit plans ("Employee Plans"), (3) depositors of the Association with account balances of $50 or more as of March 31, 1998 ("Supplemental Eligible Account Holders"), and (4) certain other depositors with account balance of at least $50 on the voting record date of the special meeting of the Association who are not Eligible or Supplemental Eligible Account Holders (the "Voting
--------
1/ Subject to increase to 1,553,938 shares.

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Record  Date") (all such parties  being  referred to in the  aggregate as "Other
Members"), pursuant to rights to subscribe for up to 1,351,250 shares (subject to increase to 1,553,938 shares) of Common Stock (the "Shares"). Subject to the prior subscription rights of the parties listed above, the Association may offer for sale in a direct community offering (the "Community Offering" and when referred to together with the Subscription Offering, the "Subscription and Community Offering"), the Shares not so subscribed for or ordered in the Subscription Offering to members of the general public, with a preference to natural persons residing in Miami, Bourben, Mitchell and Phillips Counties, Kansas ("Other Subscribers") (all such offerees being referred to in the aggregate as "Eligible Offerees"). Shares not sold in the Community Offering may be sold to certain members of the general public on a best-efforts basis by a selling group of broker-dealers organized and managed by Capital Resources (the "Syndicated Community Offering," together with the Subscription and Community Offerings, are referred to as the "Offerings"). It is acknowledged that the purchase of Shares in the Offerings is subject to maximum and minimum purchase limitations as described in the Plan and that the Company may reject, in whole or in part, any subscriptions received in the Community and Syndicated Offerings. Collectively, these transactions are referred to herein as the "Conversion".

       The Company and the Association desire to retain Capital Resources to assist the Company with its sale of the Shares in the Offerings. By and through this Agreement, the Company and the Association confirm the retention of Capital Resources to assist the Company during the Offerings.

       In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion on Form AC (the "Conversion Application"), including the prospectus relating to the Offerings, and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved and the related prospectus has been authorized for use by the OTS. The prospectus, as amended, on file with the OTS at the time the OTS approves the Conversion Application is hereinafter called the "Prospectus" except that if any prospectus is filed by the Association pursuant to the Conversion Regulations differing from the prospectus on file at the time the Conversion Application was initially approved, the term "Prospectus" shall refer to the prospectus filed from and after the time said prospectus is filed with or mailed to the OTS for filing. Copies of the Prospectus have been delivered or are being delivered to Capital Resources concurrently with the execution of this Agreement or promptly thereafter. The Company has filed an application (the "Holding Company
Application") with the OTS to become a registered savings and loan holding company under the Home Owners' Loan Act, as amended (12 U.S.C. ss. 1467a) ("HOLA").

       The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-[_____]) (the "Registration Statement") containing a prospectus (containing the same information as the Prospectus) relating to the Offerings for the registration of the Shares under the Securities Act of 1933, as amended, (the "1933 Act"), and has filed such amendments thereto, if any, and such amended prospectuses as

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may have been required to the date hereof  (containing  the same  information as the Prospectus and amendments thereto, if any). The prospectus, as amended, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "Prospectus", except that if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (17 C.F.R. Section 230.100 et. seq.) (the "1933 Act Regulations") or filed as part of an amendment to the effective Registration Statement differs from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or filed as part of an amendment to the effective Registration Statement from and after the time said prospectus is filed with or mailed to the Commission for filing. If the Prospectus is not filed pursuant to Rule 424(b) or filed as part of an amendment to the effective Registration Statement, the term "Prospectus" shall refer to the Prospectus filed with the OTS pursuant to Section 563b.5(e)(3) of the Conversion Regulations.

       SECTION 2. Retention of Capital Resources; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Association hereby appoint Capital Resources as their agent to utilize its best efforts in advising and assisting the Company and the Association with the Company's sale of the Shares in the Offerings.

       On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Capital Resources accepts such appointment and agrees to consult with and advise the Company and the Association as to the matters set forth in Exhibit A attached hereto. It is acknowledged by the Company and the Association that Capital Resources shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. If requested by the Company or the Association, Capital Resources may also assemble and manage a selling group of broker dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for Shares under a selected dealers' agreement ("Selected Dealers' Agreement").

       The obligations of Capital Resources pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or the Association or upon termination of the Subscription and Community Offering and the Syndicated Community Offering, if any, or if the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, but in no event later than December 18, 1998 (the "End Date"). All fees due to Capital Resources but unpaid will be payable to Capital Resources in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Subscription and Community Offering or the Syndicated Community Offering is extended beyond the End Date, the Company, the Association and Capital Resources may mutually agree to renew this Agreement under mutually acceptable terms.

       In the event the Company is unable to sell a minimum of 998,750 Shares within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons

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who have  subscribed  for any of the Shares,  the full amount  which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

       If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue or have issued the Shares sold in the Offerings and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan provided, however, that no certificates shall be released for such shares until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Capital Resources and its counsel. The release of Shares against payment therefor shall be made on a date and at a time and place acceptable to the Company, the Association and Capital Resources. The date upon which the Company shall release or deliver the Shares sold in the Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

       Capital Resources shall receive the following compensation for its services hereunder:

(a) (i) a marketing fee payable upon the close of the Conversion in the amount of (1.25%) of the aggregate dollar amount of all Shares sold in the Offerings, excluding purchases by the Association's directors, officers, employees, their immediate family members, employee stock ownership plans and Association benefit plans, to investors who reside in the State of Kansas and counties of Missouri contiguous to Kansas; (ii) 1.05% of the aggregate dollar amount of stock sold in the Subscription and Community Offering, excluding purchases by directors, officers, employees, their immediate family members and employee stock ownership and benefit plans, to investors who reside outside the areas described in (i). The marketing fees shall not, however, exceed $120,000. Progress payments totaling $[______] have previously been paid for consulting work performed prior to the Offering.

(b) Capital Resources shall be reimbursed for all out-of-pocket expenses, including, but not limited to, legal fees, travel, communications and postage, incurred by it whether or not the Conversion is successfully completed. Reimbursement for Capital Resources' legal fees shall not exceed $25,000, excluding applicable NASD filing fees and expenses related thereto, and excluding fees and expenses, including legal fees, relating to state securities or blue sky laws and regulations. Reimbursement for other reimbursable expenses (exclusive of legal fees) shall not exceed $20,000, without the prior approval of the Association and the Holding Company. Capital Resources shall be reimbursed promptly for such expenses upon receipt by the Company or the Association of a monthly itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill. To the extent not previously paid, full payment of Capital Resources' expenses shall be made in next day funds on the Closing Date provided that the Company or the Association shall have received an itemized bill summarizing any unreimbursed expenses at least two (2) days before the

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     Closing Date or on such later date if the Company or the Association  shall have received an itemized bill summarizing any unreimbursed expenses at least two (2) days before such date or, if the offering is not completed and is abandoned or terminated for any reason, within five (5) days of receipt of the Company or the Association of a reasonable accounting from Capital Resources of its expenses.

(c) In the event other broker-dealers are assembled and managed by Capital Resources under a selling syndicate to participate in the Community Offering pursuant to the Selected Dealers' Agreement attached as Exhibit B hereto or assisting brokers participate in the Offerings, the Company and the Association will be responsible for the payment of selected dealers' and brokers' commissions to such participating brokers or firms up to a maximum of four percent (4.0%) of the aggregate dollar amount of Shares sold by such selected dealers and four percent (4.0%) of the aggregate dollar amount of stock sold by assisting brokers in the Offerings. Capital Resources fees are limited to those stated in subparagraph (a) above and all other brokers will be paid fees based upon the capacity in which they are acting in the particular stock sale.

       SECTION 3. Prospectus; Subscription and Community Offering. The Shares are to be initially offered in the Subscription Offering and Community Offering (if any) at the Purchase Price as set forth on the cover page of the Prospectus.

       SECTION  4.   Representations   and  Warranties.   The  Company  and  the
Association (the term "Association" used in the Agreement shall include the Association and its subsidiary, first Enterprises, Inc., the "Subsidiary," except where the context otherwise implies) jointly and severally represent and warrant to Capital Resources as follows:

(a) The Registration Statement was declared effective by the Commission on [______ __], 1998. At the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act regulations and the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Company or the Association for use in connection with the Subscription Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) Prospectus or Prospectus filed as part of an amendment to an effective Registration Statement was filed with or mailed to the Commission for filing and at the Closing Date referred to in Section 2, the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Company or the Association for use in connection with the Subscription Offering will not contain an untrue statement of a material fact or (except as to the Blue Sky Application) omit to state a material fact necessary in order to make the statements therein, in the light

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     of the circumstances under which they were made, not misleading,  provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement, Prospectus or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Association by Capital Resources expressly regarding Capital Resources for use in the Prospectus, including the information under the caption "The Conversion - Marketing Arrangements" and shall not apply to statements in or omissions from any Blue Sky Application or Sales Information made in reliance upon and in conformity with written information furnished to the Company or the Association by Capital Resources, expressly regarding Capital Resources.

(b) The Conversion Application, including the Prospectus, was approved by the OTS on [________ __], 1998. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the OTS and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, complied or will comply in all material respects with the Conversion Regulations and any other rules and regulations of the OTS. At the time of OTS approval of the Conversion Application (including any amendment or supplement thereto and at all times subsequent thereto) until the Closing Date, the Conversion Application, including the Prospectus (including any amendment or supplement thereto), did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that representations or warranties in this -------- -------
     Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Association by Capital Resources expressly regarding Capital Resources for use in the Prospectus contained in the Conversion Application, including the information under the caption "The Conversion--Marketing Arrangements" and shall not apply to statements in or omissions from any Blue Sky Application or Sales Information made in reliance upon and in conformity with written information furnished to the Company or the Association by Capital Resources, expressly regarding Capital Resources.

(c) The Company has filed with the OTS the Holding Company Application and will have received, as of the Closing Date, approval of its acquisition of the Association from the OTS.

(d) No order has been issued by the OTS, the Commission, the FDIC (hereinafter any reference to the FDIC shall include the SAIF), or to the best knowledge of the Company and the Association, any other state or federal regulatory authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is to the best knowledge of the Company or the Association, pending or threatened.


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(e)  At the  Closing  Date  referred  to in  Section  2, the Plan will have been adopted by the Board of Directors of the Company and the Association, the Company and the Association will have completed all conditions precedent to the Conversion and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except to the extent waived by the OTS) and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Association by the OTS (except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations or the OTS's resolutions or letters of approval), the Commission or any other regulatory authority and in the manner described in the Prospectus. At the Closing Date, to the knowledge of the Company or the Association, no person will have sought to obtain review of the final action of the OTS in approving the Plan or in approving the Conversion or the Company's application to acquire all of the capital stock and control of the Association pursuant to the HOLA or any other statute or regulation.

(f) The Association is now a duly organized and validly existing federally chartered savings association in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings association in the capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement; the Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses except those which individually or in the aggregate would not materially adversely affect the financial condition of the Company and the Association, taken as a whole; all such licenses, permits and the governmental authorizations are in full force and effect, and the Company and the Association are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their businesses; and the Association is existing and in good standing under the laws of the United States and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, business, operations or income of the Association. The Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon the completion of the Conversion pursuant to the Plan, (i) the Association will be converted to a federally chartered stock savings association; (ii) all of the authorized and outstanding capital stock of the Association will be owned by the Company and (iii) the Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-conversion reports, and documents in compliance with the 1933 Act Regulations or the OTS's resolutions or letters of approval, all terms, conditions, requirements and provisions with respect to the Conversion imposed by the OTS and the

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     FDIC,  if  any,  will  have  been  complied  with  by the  Company  and the
     Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition, business affairs, operations or income of the Company.

(h) The Association is a member in good standing of the Federal Home Loan Bank of Topeka ("FHLB-Topeka"); and the deposit accounts of the Association are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

(i) The Company and the Association have good and marketable title to all assets material to the business of the Company and the Association and to those assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not materially significant in relation to the business of the Company and the Association taken as a whole; and all of the leases and subleases material to the business of the Company and the Association under which the Company or the Association hold properties, including those described in the Registration Statement, are in full force and effect.

(j) The Association has received an opinion of its counsel, Malizia, Spidi, Sloane & Fisch, P.C., with respect to the federal income tax consequences of the Conversion, and an opinion of Winkler, Lee, Tetwiler, Domoney & Schultz with respect to the Kansas income tax consequences of the Conversion as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete, and neither the Company nor the Association will take any action inconsistent therewith.

(k) The Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell (i) the capital stock of the Association to the Company and (ii) the Shares to be sold by the Company as provided herein and as described in the Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Company and

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     the Association and this Agreement has been validly  executed and delivered by the Company and the Association and is the valid, legal and binding agreement of the Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations or savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be limited by federal or state securities laws or unenforceable as against public policy).

(l) Neither the Company nor the Association are in violation of any directive which has been delivered to the Association or of which the management of the Company or the Association has actual knowledge from the OTS, the FDIC, the Commission or any other agency to make any change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the FDIC and the Commission) and except as set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or, to the knowledge of the Company or the Association, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Company or the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement or which might result in any material adverse change in the financial condition, earnings, capital, properties or business affairs of the Company or the Association or which would materially affect their properties and assets.

(m) The financial statements which are included in the Registration Statement and which are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles ("GAAP") (including those requiring the recording of certain assets at their current market value). Such financial statements have been prepared in accordance with GAAP consistently applied through the periods involved and present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS and the FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

(n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition of the Company or the Association considered as one enterprise, or in the earnings, capital, properties or business affairs of the Company or the Association whether or not arising in the ordinary course of business, (ii) there has not been any material increase in the long term debt of the Association or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in surplus and reserves or total assets of the Association, nor has the Company or the Association issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iii) there have not been any material transactions entered into by the Company or the Association, except with respect to those transactions entered into in the ordinary course of business; and (iv) there has been no material legal proceeding or employee grievance initiated against the Association or the Company; (v) there has been no material change in management of the Association or the Company; (vi) the capitalization, liabilities, assets, properties and business of the Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus; and (vii) neither the Company nor the Association has any material contingent liabilities, contingent or otherwise, except as set forth in the Prospectus.

(o) As of the date hereof and as of the Closing Date, neither the Company nor the Association is in violation of its certificate of incorporation, charter or bylaws (and the Association will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property may be bound which would result in a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Company or the Association on a consolidated basis or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the certificate of incorporation, charter and bylaws of the Company or the charter or bylaws of the Association (in either mutual or capital stock form); (ii) conflict with or constitute a breach of any material contract, lease or other instrument to which the Company or the Association has a beneficial interest, or any applicable law, rule, regulation or order which would result in a material adverse change in the financial condition, and results of operations, of the Company or the Association on a consolidated basis;
     (iii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Company or the Association which would result in a material adverse change in the financial condition and results of operations, of the Company or the Association on a consolidated basis, or (iv) with the exception of the Liquidation Account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company or the Association.

(p) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company or the Association, in the due performance and observance of any term, covenant or condition of any contract, lease, indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which the Company or the Association is a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company and the Association on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company or the Association, threatened any action or proceeding wherein the Company or the Association would or might be alleged to be in default thereunder, under circumstances where such action or proceeding, if determined adversely to the Company or the Association, would have a material adverse effect on the Company and the Association, taken as a whole.

(q) Subsequent to the date the Registration Statement is declared effective by the Commission and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, neither the Company nor the Association will have: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings from the same or similar sources indicated in the Prospectus in the ordinary course of its business, or (ii) entered into any transaction which is material in light of the business and properties of the Company and the Association, taken as a whole, excluding origination, purchase and sale of loans in the ordinary course of its business.

(r) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be as set forth in the Registration Statement under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares will not violate any preemptive rights; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

(s) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS, the Commission and any necessary qualification or registration under the securities or blue sky laws of the various states in which the Shares are to be offered and as may be required under the regulations of the NASD and the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

(t) KPMG Peat Marwick LLP which has issued a report as to the financial statements of the Association included in the Registration Statement, have advised the Company and the Association in writing that they are with respect to the Company and the Association independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3) and the 1933 Act and the 1933 Act Regulations.

(u) The Company and the Association have timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

(v) The records of account holders, depositors, borrowers and other members of the Association delivered to Capital Resources by the Association or its agent for use during the Conversion are reliable and accurate. Capital Resources shall have no liability to any person for the accuracy, reliability and completeness of the records of the deposit account holders, borrowers and other members of the Association or for any denial or reduction of a subscription to purchase Common Stock as a result of any allocation pursuant to the Plan or otherwise based upon such records.

(w) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Association if all Shares are sold.

(x) The Company and the Association are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

(y) Neither the Company, the Association nor to the knowledge of the Company and the Association, employees of the Company or the Association have made any payment of funds of the Association as a loan to any person for the purchase of the Shares excluding any loan to any Employee Plan for the purchase of the Shares or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(z) Prior to the Conversion, the Association was not authorized to issue shares of capital stock and neither the Company nor the Association has: (i) issued any securities within the last

     18 months (except for notes to evidence other bank loans and reverse repurchase agreements and with respect to the Company, except for shares issued in connection with the initial capitalization of the Company); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offerings and routine purchases and sales of U.S. government and agency and other securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between Capital Resources and the Company and the Association in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

(aa) To the best knowledge of the Company and the Association, both are in compliance with all laws, rules, regulations relating to environmental protection, and neither the Company nor the Association has been notified or is otherwise aware that either of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental
     Response, Compensation and Liability Act of 1980, as amended, or any similar state law. To the best knowledge of the Company and the Association, no action, suits, regulatory investigations or other proceedings pending, or to the best knowledge of the Company and the Association, threatened against the Company or the Association relating to environmental protection, nor does the Company or the Association have any reason to believe any such proceedings may be brought against either of them. To the best knowledge of the Company and the Association, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any of the facilities or properties of the Company or the Association.

(bb) The Company and the Association have not relied upon Capital Resources or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Conversion.

(cc) The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of the Closing Date.

       Any certificates signed by an officer of the Company or the Association and delivered to Capital Resources or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Company or the Association to Capital Resources as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

       Section 4.1. Capital Resources represents and warrants to the Company and the Association as follows:

(a) Capital Resources is a corporation and is validly existing in good standing under the laws of the District of Columbia with full power and authority to provide the services to be furnished to the Company and the Association hereunder.

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Capital Resources, and this Agreement has been duly and validly executed and delivered by Capital Resources and is the legal, valid and binding agreement of Capital Resources, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforceability of creditors' rights generally, or by general equity principles, regardless of whether such enforceability is considered a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy).

(c) Each of Capital Resources and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services and Capital Resources is a registered selling agent in the jurisdictions listed in Exhibit C and will remain registered in those jurisdictions listed in Exhibit C in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

(d) The execution and delivery of this Agreement by Capital Resources, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a material breach of, any of the terms, provisions or conditions of, or constitute a material default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation or bylaws of Capital Resources or any material agreement, indenture or other instrument to which Capital Resources is a party or by which its property is bound, or law or regulation by which Capital Resources is bound.

(e) Capital Resources is registered as a broker-dealer with the SEC and the NASD.

(f) Except as set forth in Exhibit D hereto, there is not now pending, nor to Capital Resources' knowledge, threatened against Capital Resources any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Capital Resources' activities as a broker-dealer, which would materially adversely affect Capital Resources' ability to perform its obligations under the Agreement.

         SECTION 5. Covenants. The Company and the Association hereby jointly and severally covenant with Capital Resources as follows:

(a) The Company has filed the Registration Statement with the Commission. The Company will not, at any time before the Registration Statement is declared effective by the Commission, file any amendment or supplement to such Registration Statement without providing Capital Resources and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonably object.

(b) The Association has filed the Conversion Application with the OTS. The Association will not, at any time after the Conversion Application is approved by the OTS, file any amendment or supplement to such Conversion Application without providing Capital Resources and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonable object.

(c) The Company will not, at any time before the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing Capital Resources and its counsel an opportunity to review the nonconfidential portions of such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonably object.

(d) The Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Capital Resources and promptly confirm the notice in writing: (i) when the Registration Statement, as amended has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the Commission, the OTS, the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the Commission, the OTS or the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (v) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Company and the Association under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) the issuance by the Commission, the OTS or the FDIC, or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (g) below. The Company and the Association will make every reasonable effort to prevent the issuance by the Commission, the OTS or the FDIC, or any state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

(e) The Company and the Association will deliver to Capital Resources and to its counsel two conformed copies of each of the following documents, with all exhibits: the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. In addition, the Association will also deliver to Capital Resources such number of copies of the foregoing documents, as amended or supplemented, to counsel for Capital Resources as may be required for any NASD and blue sky filings.

(f) The Company will furnish to Capital Resources, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such prospectus (as amended or supplemented) as Capital Resources may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company authorizes Capital Resources to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Capital Resources.

(g) The Company and the Association will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the Commission, by applicable State law, and by the 1933 Act, the 1933 Act regulations, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered; the Company and the Association will comply in all material respects, at their own expense, with all requirements imposed upon them by the Commission, by applicable state law, and by the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, including, without limitation, Rule 1Ob-6 under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

(h) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Association shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Company and the Association or in the reasonable opinion of Capital Resources' counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Association will, at their expense, forthwith prepare, file with the Commission and the OTS and furnish to Capital Resources a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to Capital Resources and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this Agreement, the Company and the Association each will timely furnish to Capital Resources such information with respect to itself as Capital Resources may from time to time request.

(i) The Company and the Association will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the OTS, the FDIC or the Conversion Regulations, to be complied with prior to or subsequent to the Closing Date. During the periods prior to the Closing Date and when the Prospectus is required to be delivered, the Company and the Association will comply, at their own expense, with all requirements imposed by the OTS, the FDIC or the Conversion Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

(j) The Company and the Association will take all necessary actions, in cooperation with Capital Resources, and furnish to whomever Capital
     Resources may reasonably direct such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to register the Company as a broker-dealers or agents or to exempt such persons from such registration under the applicable securities or blue sky laws of such jurisdictions in which the Shares are required under the Conversion Regulations to be sold or as Capital Resources and the Company and the Association may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

(k) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS, and such Eligible Account Holders who continue to maintain their savings accounts in the Association will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Association.

(l) The Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without Capital Resources prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

(m)  The Company  shall  register  its Common  Stock with the  Commission  under
     Section 12(g) of the 1934 Act, concurrent with the stock offering pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as permitted by the OTS.

(n) During the period during which the Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flow statement of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

(o) During the period of three years from the date hereof, the Company will furnish to Capital Resources upon its request therefore: (i) as soon as available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Association is listed or quoted (including, but not limited to, reports on Form 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each report of the Company mailed to its stockholders or filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Association as Capital Resources may reasonably request, and (ii) from time to time, such other publicly available information concerning the Association as Capital Resources may reasonably request.

(p) The Company and the Association will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

(q) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations, the laws of any state in which the Shares are qualified for sale, neither the Company nor the Association will distribute any prospectus, prospectus supplement, if any, or other offering material in connection with the offer and sale of the Shares.

(r) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period thereby, an earnings statement (in form consistent with the provisions of Rule 158 under the 1933 Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

(s) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

(t) The Company will use its best efforts to obtain approval for and maintain quotation of the Shares on the NASDAQ system effective on or prior to the Closing Date.

(u) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription Offering in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

(v) The Company will register as a savings and loan holding company under the HOLA within 90 days of the acquisition of the Association.

(w) The Company and the Association will take such actions and furnish such information as are reasonably requested by Capital Resources in order for Capital Resources to ensure compliance with the NASD "Interpretation on Free Riding and Withholding."

(x) The Company and its subsidiaries will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OTS and the FDIC.

(y) The Association will not amend the Plan of Conversion without Capital Resources' prior written consent in any manner that, in the reasonable opinion of Capital Resources, would materially and adversely affect the sale of the Shares or the terms of this Agreement.

(z) The Company and the Association will use all reasonable efforts to comply with, or, to the extent within their control, cause to be complied with, the conditions precedent to the several obligations of Capital Resources specified in Section 7 hereof.

(aa) In the event of an oversubscription the Company shall provide Capital Resources with any information necessary to assist Capital Resources in allocating the Shares in such event and such information shall be accurate and reliable.

(bb) The Company shall not deliver the Shares until it has satisfied or, to the extent within its control, caused to be satisfied each and every condition set forth in Section 7 hereof, unless such condition is waived in writing by Capital Resources.

(cc) The Company shall advise Capital Resources in writing of all relationships or facts which would render persons subscribing or ordering Shares during the conversion "Associates" or "acting in concert" within the meaning of the Conversion Regulations, and shall further advise Capital Resources on appropriate limitations on the purchase of Shares by such persons imposed by the Conversion Regulations, and such information shall be accurate and reliable in all material respects.

       Section 5.1 Capital Resources hereby covenants with the Company and the Association that:

(a) Funds received by Capital Resources, if any, to purchase the Shares will be handled in accordance with Rule 15c-2 under the 1934 Act; and

(b) During the period when the Prospectus is used, Capital Resources will comply, in all material respects and at its own expense, with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder and state blue sky laws and regulations applicable to Capital Resources. Capital Resources will distribute any Prospectus or offering material in connection with the offering and sale of the Shares only in accordance with the OTS Regulations and the requirements of the 1933 Act and the rules and regulations promulgated thereunder;

(c) Capital Resources shall use its best efforts to secure for the Company market-making and on-going research commitments from at least two NASD firms;

(d) In discharging its obligations under this Agreement, Capital Resources will comply in all material respects with all laws and regulations applicable to it.

       SECTION 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Association jointly and severally agree to pay or reimburse Capital Resources for (to the extent that such expenses have been reasonably incurred by Capital Resources) (a) all filing fees and expenses incurred in connection with the qualification or registration of the Shares for offer and sale by the Company under the securities or blue sky laws of any jurisdictions Capital Resources, the Company and the Association may agree upon pursuant to subsection
(i) of Section 5 above, including counsel fees
paid or  incurred  by the  Company,  the  Association  or Capital  Resources  in
connection with such qualification or registration or exemption from qualification or registration; (b) all filing fees in connection with all filings with the NASD; (c) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (d) reasonable and necessary expenses of the Conversion, including but not limited to attorneys' fees (which fees are not to exceed $25,000), transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion
(reimbursement for other expenses shall not exceed $20,000); and, (e) in addition, if the Company is unable to sell a minimum of 998,750 Shares, or the Conversion is otherwise abandoned or terminated, the Association shall reimburse Capital Resources in accordance with Section 2 hereof.

       SECTION 7. Conditions to Capital Resources' Obligations, Capital Resources' obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject to the condition that all representations and warranties and other statements of the Company and the Association herein are, at and as of the commencement of the Subscription Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Association shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

(a) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

(b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with Capital Resources' consent at a later time and date; and at the Closing Date no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the Commission, the OTS, the FDIC or any state authority.

(c)  At the Closing Date Capital Resources shall have received:

       (1) The opinion, dated as of the Closing Date addressed to Capital Resources and for its benefit, of Malizia, Spidi, Sloane & Fisch, P.C., special counsel for the Company with respect to federal law, dated the Closing Date, addressed to Capital Resources and in form and substance to the effect that:

               (i) The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas.

               (ii) The Company has corporate  power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is qualified to do business as a foreign corporation in any jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company and the Association taken as a whole.

               (iii)The  Association  is now  organized  and a validly  existing federally chartered savings association in the mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings Association in the capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus; and the Association is validly existing under the laws of the United States and is duly qualified as a foreign corporation to transact business in each jurisdiction in which its ownership of property or leasing of property or the conduct of its ownership of property or leasing of property or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or income of the Association. The Subsidiary is incorporated and validly existing corporation in good standing with full corporate authority to own its property and conduct its business as described in the Prospectus and the activities of the Subsidiary insofar as they are material to the operations and financial condition of the Association are permitted by the rules and regulations of the OTS and the FDIC, and all of the outstanding stock of the Subsidiary has been legally authorized and is validly issued, fully paid and non-assessable, and such stock is owned directly by the Association.

               (iv) The  Association  is a member  of the  FHLB-Topeka,  and the deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's knowledge, threatened; the description of the liquidation account as set forth in the Registration Statement and the Prospectus under the caption "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of First Kansas Federal Savings Association" has been reviewed by such counsel and is accurate in all material respects.

               (v) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Registration Statement and Prospectus under the caption "Capitalization," and no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To such counsel's knowledge, upon the issuance of the Shares, the Shares will be transferred free and clear of any material lien, claim, security contract or other encumbrance or other debt in title, from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third- party claimants.

               (vi) The  issuance   and  sale  of  the  capital   stock  of  the
                    Association to the Company have been duly and validly authorized by all necessary corporate action on the part of the Company and the Association and, upon payment therefore in accordance with the terms of the Plan will be duly and validly issued and fully paid and non-assessable and will be owned of record by the Company and to such counsel's knowledge, beneficially owned by the Company.

               (vii)The  execution  and  delivery  of  this  Agreement  and  the consummation of the transactions contemplated hereby have been duly validly authorized by all necessary action on the part of the Company and the Association; and this Agreement is a valid and binding obligation of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforceability of creditors' rights generally or the rights of creditors of federally chartered savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC and subject, as to the enforcement of remedies, including the remedy of specific performances and injunctive and other forms of equitable relief which may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought, to general principles of equity regardless of whether the enforceability is considered in a proceeding at law or in equity, and except as the obligations of the Association and the Company under the indemnification and contribution provisions of Section 8 and 9 of the Agreement may be limited by Federal or State securities laws, or unenforceable as against public policy.)

               (viii) The Conversion  Application as filed with the OTS has been approved by the OTS and the Prospectus was authorized for use by the OTS. The OTS has issued its order of approval of acquisition of the Association by the Company pursuant to HOLA, and the purchase by the Company of all of the outstanding capital stock of the Association has been authorized by the OTS and no action has been taken, or to such counsel's knowledge, is pending or threatened to revoke any such authorization or approval.

               (ix) The  Registration  Statement is effective under the 1933 Act and to such counsel's knowledge, no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or to such counsel's knowledge threatened by the Commission.

               (x) The Plan has been duly adopted by the required vote of the Directors of the Company and the Association and members of the Association.

               (xi) Subject to the  satisfaction  of the  conditions to the OTS'
                    approval of the Conversion and the Company's application to acquire the Association, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions and as may be required under the regulations of the NASD and the NASDAQ System.

               (xii)At the time the  Registration  Statement  became  effective,
                    (i) the Registration Statement (and any amendment or supplement thereto) (other than the financial statements and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered), complied as to form in all materials respects with the requirements of the 1933 Act and the 1933 Act Regulations and (ii) the Prospectus (other than the financial statements and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, and the 1933 Act Regulations. To such counsel's knowledge, no order has been issued by the OTS or any state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's knowledge threatened by the OTS or any state authority. To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the Conversion Application, the Holding Company Application or the Prospectus.

               (xiii) The  terms and  provisions  of the  Shares of the  Company conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate used to evidence the Shares is in due and proper form and complies with Kansas law applicable thereto.

               (xiv)To  such  counsel's   knowledge,   there  are  no  legal  or
                    governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein, provided that, for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company or the Association, a present intention to initiate such litigation or proceeding.

               (xv) To  such  counsel's  knowledge,   there  are  no  contracts,
                    indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Conversion Application, the Registration Statement or the Prospectus or required to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto. The description in the Conversion Application, the Registration Statement and the Prospectus of such documents and exhibits is accurate and fairly describes the information required.

               (xvi)The  Plan  complies  in  all  material   respects  with  all
                    applicable laws, rules, regulations, published OTS bulletins or legal opinions including, but not limited to, the Conversion Regulations (except as waived in writing by the OTS).

               (xvii) To such counsel's knowledge,  the Company, the Association and the Subsidiary have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to have such licenses, permits or authorizations would not have a material adverse effect on the business, operations, financial condition or income of the Company, the Association and the Subsidiary, taken as a whole and all such material licenses, permits and other governmental authorizations are in full force and effect, and each of the Company and the Association is in all material respects complying therewith, except where failure to comply would not have a material adverse effect on the financial condition of the Company and the Association taken as a whole.

               (xviii) Neither the Company,  the  Association nor the Subsidiary
                    is in violation of its certificate of incorporation or its charter, respectively, or in contravention of its bylaws (and the Association will not be in violation of its federal stock charter or bylaws upon consummation of the Conversion) or, to such counsel's knowledge, in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Association taken as a whole. The execution and delivery of this Agreement by the Company and the Association, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Association and, to such counsel's knowledge, will not materially conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or the Association pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Association is a party of by which any of them may be bound, or to which any of the property or assets of the Company or the Association is subject; and such action will not result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the charter and bylaws of the Association or material violation of any application law, act, regulation or order or court order, writ, injunction or decree.

               (xix)The Company's  certificate of incorporation and bylaw comply with the laws of the State of Kansas and the Association's charter and bylaws in mutual form and, upon the completion of the Conversion, in stock form, comply in all respects with the laws of the United States.

               (xx) To such counsel's knowledge, the Company and the Association are not in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their business.

               (xxi)The   information   in  the   Registration   Statement   and
                    Prospectus under the captions "Taxation," "Regulation," "Restrictions on Acquisitions of First Kansas Financial Corporation", to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial and statistical data and stock valuation information included therein as to which such counsel need express no opinion).

               (xxii) At the  time the  Conversion  Application,  including  the
                    Prospectus contained therein, was approved, the Conversion Application (as amended or supplemented, if so amended or supplemented) and the Prospectus complied as to form in all material respects with the rules and regulations of the OTS and federal law (other than the financial statements and other financial and statistical data and stock valuation information included therein, as to which no opinion need be rendered); to such counsel's knowledge, all material documents and exhibits required to be filed with the Conversion Application (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Conversion Application and Registration Statement and the Prospectus of such documents and exhibits is accurate and fairly presents the information required to be shown.


             In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States provide the opinion of other counsel of good standing (providing that Malizia, Spidi, Sloane & Fisch, P.C. states that Capital Resources and their counsel are justified in relying upon such specified opinion) or shall provide such opinion separately and (B) as to matters of fact on certificates of responsible officers of the Company and the Association and public officials, provided copies of any such opinion(s) or certificates are delivered pursuant hereto or to Capital Resources together with the opinion to be rendered hereunder by special counsel to the Company and the Association. In rendering such opinion, Malizia, Spidi, Sloane & Fisch, P.C. shall state in its opinion that the phrase "to such counsel's knowledge" used in such opinion refers to the actual knowledge of the attorneys within such firm who have given substantive attention to the Company and the Association during the course of their representation of the Company and the Association in connection with the transactions contemplated by the Agreement and does not (a) include constructive notice of matters or information or (b) except for such counsel's conversations with certain officers of the Company and the Association and review of the documents referred to therein, imply that such counsel has undertaken any independent investigation (i) with any persons outside of such firm or (ii) as to the accuracy or completeness of any factual representation, information or other matter made or furnished in connection with the transactions contemplated by the Agreement and that such counsel does not know of any fact or circumstance contradicting the statement that follows "to such counsel's knowledge" and does not imply that they know the statement to be correct or have any basis (other than the documents referred to therein and such conversations) for that statement. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company and the Association.

       (2) The letter of Malizia, Spidi, Sloane & Fisch, P.C., counsel for the Company and the Association addressed to Capital Resources, dated the Closing Date, in form and substance to the effect that:

                       In  addition,  such  counsel  shall state that during the
                  preparation of the Registration Statement and Prospectus, it participated in conferences with certain officers of and other representatives of the Association and the

                  Company, counsel to Capital Resources, representatives of the independent public accountants for the Association and the Company and representatives of Capital Resources at which the contents of the Conversion Application, Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Conversion Application, Registration Statement and Prospectus, on the basis of the foregoing, without independent verification (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Association and the Company), nothing has come to its attention that caused it to believe that the Registration Statement at the time it was declared effective by the SEC or the Prospectus as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no comment or opinion with respect to the financial statements, schedules and other financial, statistical or stock valuation data included, or statistical methodology employed or information with respect to Capital Resources contained under the caption "The Conversion --
                  Marketing Arrangements" in the Registration Statement or Prospectus).

       (3) The favorable opinion, dated as of the Closing Date, of Silver, Freedman & Taff, L.L.P., Capital Resources' counsel, with respect to such matters of federal law as Capital Resources may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Association, and as to matters of fact, upon certificates of officers and directors of the Company and the Association and certificates of public officials delivered pursuant hereto or as such counsel shall reasonably request.

(d) At the Closing Date, counsel to Capital Resources shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(e) At the Closing Date, Capital Resources shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and of the Chief Executive Officer and Chief Financial Officer of the Association, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the financial condition, earnings, capital, properties, or business affairs of the Company or the Association and, the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition, earnings, capital, properties or business affairs of the Company or the Association, independently, or of the Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) the Company and the Association have complied with all material agreements and satisfied in all material respects at or prior to the Closing Date and will in all material respects comply with all obligations to be satisfied by it after Conversion; (vi) no order suspending the effectiveness of the Registration Statement has been initiated by the Commission or, to the knowledge of the Company or Association, or threatened by the Commission or initiated or threatened by any State authority; (vii) no order suspending the Offerings, the Conversion, the acquisition of all of the shares of the Association by the Company or the effectiveness of the Prospectus has been issued and to the knowledge of the Company of the Association, no proceedings for that purpose have been initiated or threatened by the OTS, the Commission, the FDIC, or any state authority and (viii) to the knowledge of the Company or the Association, no person has sought to obtain review of the final action of the OTS approving the Plan.

(f) Prior to and at the Closing Date: (i) in the reasonable opinion of Capital Resources, there shall have been no material adverse change in the financial condition, earnings or the business affairs of the Company or the Association independently, or of the Company or the Association considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein;
     (ii) there shall have been no material transaction entered into by the Company or the Association, considered as one enterprise from the latest date as of which the financial condition of the Company or the Association is set forth in the Prospectus other than transactions referred to or contemplated therein or transactions in the ordinary course of business;
     (iii) the Company or the Association shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their businesses with which they have not complied in all material respects (which direction, if any, shall have been disclosed to Capital Resources) or which materially and adversely would affect the business affairs, operations or financial condition or income of the Company and the Association, taken as a whole; (iv) neither the Company nor the Association shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of an agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Association threatened against the Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the business, operations, financial condition or income of the Company or the Association, taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as Capital Resources shall have requested and as agreed to by the Company and the Association.

(g) Concurrently with the execution of this Agreement, Capital Resources shall receive a letter from KPMG Peat Marwick LLP dated the date hereof and addressed to Capital Resources: (i) confirming that KPMG Peat Marwick LLP is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and Title 12 of Code of Federal Regulations and stating in effect that in its opinion the consolidated financial statements of the Association for the year ended December 31, 1997, as are included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable published rules and regulations thereunder and Part 563c and 563g.7(b) of Title 12 of the Code of Federal Regulations and generally accepted accounting principles;
     (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Association prepared by the
     Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and inquiries with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited consolidated financial statements included in the Prospectus (and any later unaudited consolidated financial statements, condensed interim financial statements or capsule information set forth in an amendment or supplement to the Prospectus or any additional prospectus, if any) fail to comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations of the Commission thereunder and the rules and regulations of the OTS and FDIC under Title 12 of the Code of Federal Regulations and generally accepted accounting principles; (B) such unaudited consolidated financial statements included in the Prospectus (and any later unaudited financial statements, condensed interim financial statements or capsule information set forth in an amendment or supplement to the Prospectus or any additional prospectus, if any) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Prospectus; or (C) during the period from the date of the latest unaudited consolidated financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any increase in borrowings by the Company or the Association (except as disclosed in such letter); or (D) there was any decrease in equity or in net assets of the Association at a specified date not more than five business days prior to the date hereof as compared with amounts shown in the latest unaudited consolidated statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Association for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (except as disclosed in such letter); and (iii) stating that, in addition to the audit referred to in their opinions included in the Prospectus and the performance of the procedures referred to in clause (ii) of the subsection
     (g), they have compared with the general accounting records of the Association, as applicable, which are subject to the internal controls of the Association, as applicable, accounting system and other data prepared by the Association, as applicable, directly from such accounting records, to the extent specified in such letter, the amounts and percentages set forth in the Prospectus; and they have found such amounts and percentages to be in material agreement therewith (subject to rounding).

(h) At the Closing Date, Capital Resources shall receive a letter from KPMG Peat Marwick LLP dated the Closing Date, addressed to Capital Resources, confirming the statements made by its letter delivered by them pursuant to subsection (g) of this Section 7, the "specified date" referred to in clause (ii)(C) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date, the "specified date" in clause (ii)(D) to be the specified dates in such letter which shall not be more than five business days prior to the Closing Date, and the end of the period specified in clause (ii)(D) to be the latest month end prior to the date of such letter.

(i) At the Closing Date, Capital Resources shall receive a letter from Capital Resources Group, Inc. ("CRG"), dated the date thereof and addressed to counsel for Capital Resources, stating that their opinion of the pro forma market value of the outstanding shares of the capital stock of the Association expressed in their Appraisal of [_______ __], 1998 and as most recently updated, remains in effect.

(j) The Company and the Association shall not have sustained since the date of the latest audited consolidated financial statements included in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change in the consolidated long-term debt of the Company or the Association other than debt incurred in relation to the purchase of Shares by the Company's or the Association's Tax-Qualified Employee Plans or debt incurred in the ordinary course of business or any change in the management, financial position, retained earnings or results of operations of the Company or the Association, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in Capital Resources' reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k) At or prior to the Closing Date, Capital Resources shall receive (i) a copy of the letters from the OTS authorizing the use of the Prospectus, the proxy materials and authorizing the conversion, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) a copy of a certificate from the OTS evidencing the existence of the Association, (iv) a copy of the certificate of the FDIC evidencing insurance of accounts of the Association, (v) letter from FHLB-Topeka evidencing the Association's membership in the FHLB, (vi) a certificate of good standing from the Secretary of State of Kansas a evidencing the good standing of the Company and the Subsidiary, (vii) a copy of the letter from the OTS approving the Company's holding company application and (viii) such other certificates and documents reasonably requested by Capital Resources or its counsel.

(l) As soon as available after the Closing Date, Capital Resources shall receive a copy of the Association's stock charter certified by the OTS.

(m) At the date of any amendment or supplement to the Prospectus and the date of any additional prospectus, Capital Resources shall receive a letter from KPMG Peat Marwick LLP dated the date of such amendment, supplement or additional prospectus confirming the statements made by them in the letter delivered by them pursuant to subsection (g) of this Section 7, the "specified date" referred to in clause (ii)(C) thereof to be a date specified in such letter, which shall not be more than five business days before the date of such letter, the "specified date" in clause (ii)(D) to be the specified date in such letter which shall not be more than five business days prior to the date of such letter, and the end of the period specified in clause (ii)(D) to be the latest month end prior to the date of such letter. In addition, any such letter shall contain such additional information comparable to that provided pursuant to clause (iii) of subsection (g) of this Section 7 to the extent additional financial information is included in any amendment, supplement or additional prospectus.

(n) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the NASDAQ System, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings associations or general moratorium on the withdrawal of deposits from commercial banks, federal savings banks or savings banks in New York declared by either federal or state authorities;
     (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such hostilities or decline, in Capital Resources' reasonable judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

       All such opinions, certifications, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Capital Resources and its counsel, satisfactory to Capital Resources and its counsel. Any certificates signed by an officer or director of the Company or the Association and delivered to Capital Resources or its counsel shall be deemed a representation and warranty by the Company or the Association to Capital Resources as to the statements made therein.

       If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of Capital Resources obligations hereunder may be canceled by Capital Resources by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Company and the Association jointly and severally agree to reimburse Capital Resources for all out-of-pocket expenses (including without limitation the fees and expenses of Capital Resources' counsel) reasonably incurred by Capital Resources and Capital Resources counsel at its normal rates, in connection with the preparation of the Conversion Application and the Prospectus, and in contemplation of the proposed Subscription Offering to the extent provided for in Sections 2 and 6 hereof.

       SECTION 8.  Indemnification.

(a) The Company agrees to indemnify and hold harmless Capital Resources, its officers, directors, agents, servants and employees and each person, if any, who controls Capital Resources within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses whatsoever (including but not limited to settlement expenses), joint or several, that Capital Resources or any of them may suffer or to which Capital Resources and any such persons may become subject under all applicable federal and state laws or otherwise, and to reimburse promptly Capital Resources and any such persons upon written demand for any expenses (including but not limited to reasonable fees and disbursements of counsel) incurred by Capital Resources or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or other instrument or document of the Company or the Association or based upon written information supplied by the Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or the subscription rights applicable thereto or to claim an exemption therefrom, or provided to any state or jurisdiction to register the Company as a broker-dealer or certain of its officers, directors  and  employees  as  broker-dealers  or  agents  or to  claim  an exemption
     therefrom, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or furnished by or on behalf of the Company or the Association with their consent or based upon any material oral misstatements made by the Company, the Association or their respective officers, directors and employees; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (iii) arise from any theory of liability whatsoever (regardless of whether such theory of liability sounds in equity or law, tort or contract, or arise under a statute or the common law) relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion or the transactions contemplated thereby; or (iv) arise from or relate to the act or omission, or alleged act or omission of the Company or the Association, which act or omission would constitute a breach of any representation or warranty made by the Company or the Association under Section 4 hereof or would constitute a breach of any covenant made by the Association under
     Section 5 hereof; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion made in reliance upon and in conformity with information furnished in writing to the Company or the Association by Capital Resources regarding Capital Resources for inclusion in the prospectus under the caption, "The Conversion -- Marketing Arrangements" or arise out of material oral misstatements made by Capital Resources, which are not based on information contained in the Registration Statement or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion.

(b) Capital Resources agrees to indemnify and hold harmless the Company and the Association, their directors and officers and each person, if any, who controls the Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses whatsoever, (including but not limited to settlement expenses) joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Association and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that Capital Resources obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), or the preliminary or final Prospectus (or any amendment or supplement thereto) the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Association by Capital Resources regarding Capital Resources, for inclusion in the prospectus under the caption "The Conversion -- Marketing Arrangements" or to the extent that Capital Resources is adjudged by a court of competent jurisdiction to have caused such losses, liabilities, claims, lawsuits, judgements, damages, costs or expenses through a material oral misstatement made by Capital Resources, not based on information contained in the Registration Statement or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion.

(c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

(d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Association set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Capital Resources or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Association or any officers, directors or controlling persons, agents or employees of the Company or the Association; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

(e) To the extent applicable, this Section 8 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act.

       SECTION 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company and Capital Resources, the Company and Capital Resources shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company or Capital Resources from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Capital Resources is responsible for that portion represented by the percentage that the fees paid to Capital Resources pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offerings and the Company shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company on the one hand and Capital Resources on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Company and the Association on the one hand and Capital Resources on the other from the offering, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and Capital Resources on the other shall be deemed to be in the same proportion as the total gross proceeds from the Offerings (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by Capital Resources. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Association on the one hand or Capital Resources on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Capital Resources agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Capital Resources shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Capital Resources under this Agreement. It is understood that the above-stated limitation on Capital Resources' liability is essential to Capital Resources and that Capital Resources would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company under this Section 9 and under Section 8 shall be in addition to any liability which the Company may otherwise have. For purposes of this Section 9, each of Capital Resources' and the Company's officers and directors and each person, if any, who controls Capital Resources or the Company within the meaning of the 1933 Act and the 1934 Act shall have the same respective rights to contribution as Capital Resources or the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section
9. To the extent applicable, this Section 9 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act.

       SECTION 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and Capital Resources and the representations and warranties and other statements of the Company and the Association set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Capital Resources, the Company, the Association or any indemnified person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Capital Resources, the Association, and any such indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

       SECTION 11. Termination. Capital Resources or the Company and the Association may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

(a) In the event the Company fails to sell 998,750 Shares within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Association and/or the Company as set forth in Sections 2, 6, 8 and 9 hereof.

(b) This Agreement may be terminated by Capital Resources, with respect to Capital Resources obligations hereunder by notifying the Company at any time at or prior to the Closing Date, if any of the conditions specified in
     Section 7 hereof shall not have been fulfilled when and as required by this Agreement.

     This Agreement may also be terminated by the Company and the Association in the event of a breach of the representations and warranties provided by Capital Resources in Section 4.

     If either Capital Resources or the Company and the Association elects to terminate this Agreement as provided in this section, the other party shall be notified as provided in Section 12 hereof, promptly by terminating party by telephone or telegram, confirmed by letter.

       SECTION 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Capital Resources shall be mailed, delivered or telegraphed and confirmed to Capital Resources, Inc., 1211 Connecticut Avenue, NW, Suite 200, Washington, D.C. 20036, Attention: David Rochester (with a copy to Silver, Freedman & Taff, L.L.P., Attention: Martin L. Meyrowitz, P.C.) and, if sent to the Association, shall be mailed, delivered or telegraphed and confirmed to the Association at 600 Main Street, Osawatomie, Kansas 66064, Attention: Larry V. Bailey, President, (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., Suite 700 East, 1301 K Street, NW, Washington, D.C. 20005 Attention: John J. Spidi, Esq.).

       SECTION 13. Parties. The Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Capital Resources when the same shall have been given by the undersigned. Capital Resources shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company and the Association, when the same shall have been given by the undersigned or any other officer of the Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Capital Resources and the Company, the Association and the controlling persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

       SECTION 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at the offices of Malizia, Spidi, Sloane & Fisch, P.C., Suite 700 East, 1301 K Street, NW, Washington, DC 20005, or such other location as mutually agreed upon by Capital Resources, the Company and the Association. At the closing, the Company or the Association shall deliver to Capital Resources in next day funds the commissions, fees and expenses due and owing to Capital Resources as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Capital Resources shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

       SECTION 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         SECTION  16.  Construction.   This  Agreement  shall  be  construed  in
accordance with the laws of the State of Kansas.

         SECTION 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

         Time shall be of the essence of this Agreement.

       If the foregoing correctly sets forth the arrangement among the Company and the Association and Capital Resources, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Capital Resources acceptance shall constitute a binding agreement.

                                                        Very truly yours,

FIRST KANSAS FEDERAL                                 FIRST KANSAS FINANCIAL
  SAVINGS BANK                                                  CORPORATION




By:                                       By:
     ----------------------------------       ----------------------------------
     Larry V. Bailey                          Larry V. Bailey
     President, Chief Executive Officer       President, Chief Executive Officer
     and Chief Financial Officer              and Chief Financial Officer


Accepted as of the date first above written.


CAPITAL RESOURCES, INC.



By:
     ----------------------------------